SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report	July 15, 2004
(Date of earliest event reported)

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant as Specified in Charter)	(Exact Name of Registrant as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

818 S. Kansas Avenue Topeka, Kansas 66612	818 S. Kansas Avenue Topeka, Kansas 66612
(Address of Principal Executive Offices, Including Zip Code)	(Address of Principal Executive Offices, Including Zip Code)

(785) 575-1707	(785) 575-1707
(Registrant’s Telephone Number, Including Area Code)	(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

The Company has announced that it intends to defer payment of the semi-annual interest payment due July 15, 2004 on its outstanding $110.3 million aggregate principal amount of its 8 1/8% senior subordinated notes due in 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: July 15, 2004	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and Chief Financial Officer

PROTECTION ONE ALARM MONITORING, INC.

Date: July 15, 2004	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and Chief Financial Officer